UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2021

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

38505 Woodward Avenue,	Suite 200,	Bloomfield Hills,	48304
Michigan
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.01 par value	TRS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2021, the Board of Directors of TriMas Corporation (the “Corporation”), as part of its ongoing review of the Corporation’s executive compensation program, approved changes to the Corporation’s previously adopted Executive Severance / Change of Control Policy (the “Severance Policy”), subject to, in the case of Mr. Thomas A. Amato, the Corporation’s current Chief Executive Officer ("Mr. Amato"), Mr. Amato's written consent. Mr. Amato consented to the changes effective August 11, 2021. The updated Severance Policy is now titled the Executive Severance / Change in Control Policy (the "Updated Severance Policy").

The Updated Severance Policy was revised for consistency with market practice. The material changes reflected by the Updated Severance Policy are summarized below:

•Update to the group of officers covered by the Severance Policy (including to remove Robert Zalupski and Joshua Sherbin, and to include Chief Financial Officer Scott Mell). Mr. Amato continues to be a Tier I participant under the Updated Severance Policy;
•Increase in the Tier II severance multiple for a Change in Control termination from 12 months (1x) to 18 months (1.5x);
•Addition of a new Tier III class for participants with Change in Control and non-Change in Control severance multiples of 12 months (1x) each;
•Clarification that bonuses earned by service through year-end that have not yet been “declared” by the Compensation Committee at the time of termination will still be paid under the Updated Severance Policy once determined by the Compensation Committee;
•Removal of provisions regarding the treatment of equity awards, instead deferring or defaulting to the terms and conditions of the equity awards themselves under the applicable equity plans and award agreements;
•Clarification that a participant’s COBRA health care benefits will be treated as taxable benefits for such participant;
•Elimination of outplacement services to terminated participants; and
•Clarification that, regarding the Corporation’s Chief Executive Officer, ceasing to serve as the Chief Executive Officer of a public company after a Change in Control of the Corporation will trigger his or her “Good Reason” rights under the Updated Severance Policy (but such Good Reason termination by the Chief Executive Officer may not occur until at least 90 days after the Change in Control).

The description of the Updated Severance Policy above is qualified in its entirety by reference to the form attached hereto and filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Description

10.1	Executive Severance / Change in Control Policy
10.4	Cover Page Interactive File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	August 11, 2021	By:	/s/ Jodi Robin
		Name:	Jodi Robin
		Title:	General Counsel and Secretary